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                                                                  Exhibit 10.44


                                  AMENDMENT NO. 2
                                         TO
                           WERNER HOLDING CO. (PA), INC.
                                STOCK INCENTIVE PLAN
                                --------------------

The Werner Holding Co. (PA), Inc. Stock Incentive Plan (the "Plan") is hereby amended as follows:

     1. Notwithstanding anything to the contrary in the Option Agreement, whenever pursuant to applicable provisions of the Options Agreement the Optionee shall have the right to put Option Shares to the Company or another entity following termination of Optionee's employment and such Option Shares have not been held by Optionee for at least six (6) months as of the date of such termination, in each such case the periods during which the put rights and call rights attributable to such Option Shares may be exercised shall not commence until such Options Shares have been held by Optionee for six (6) months.

     2. All other provisions of the Plan unchanged hereby shall continue in full force and effect.

Pursuant to Werner Holding Co. (PA), Inc. Board of Directors action dated December 15, 1999.